Agreement and Release


         This agreement and release dated as of July 14, 2000, is among Ixion Biotechnology, Inc., a Delaware corporation ("Ixion") and David C. Peck, a resident of Florida ("Peck").

         WHEREAS, Peck agreed to defer certain of his salary otherwise due him pursuant to a Deferred Compensation Plan Agreement dated April 1, 1994 (the "Plan"); and

         WHEREAS, pursuant to the Plan, Ixion has maintained an account for an unsecured, unfunded liability to Peck, containing his deferred salary and deferred interest thereon, which account contained a balance at June 30, 2000, of $333,153.65; and

         WHEREAS, pursuant to a certain Stock Purchase Agreement between Ixion and Qvestor, LLC, a Delaware limited liability company ("Qvestor") dated as of July 12, 2000 (the "Stock Purchase Agreement"), it is a condition to the closing that such account and the Plan be terminated by the conversion thereof into restricted common stock of Ixion at the rate of $4.00 per share, and, in the case of Peck, the payment of $84,000 in cash;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which consideration is hereby acknowledged,

         1. The Plan is terminated effective as of June 30, 2000, upon the closing of the transactions contemplated by the Stock Purchase Agreement.

         2. Contemporaneously with the closing under the Stock Purchase Agreement, a certificate representing 62,289 shares of Ixion common stock (the "Shares") will be issued and delivered to Peck in Florida, together with a check for $84,000.


                                    Subject to resolution of board dated 7/14/00


                                                    [Initials of  Weaver Gaines]

                                                           /S/
                                                     David C. Peck
                                                        7-14-00

         3. The Shares shall vest at the following rate:


         Period of Service From             Percent of Award
             July 14, 2000                    Shares Vested
             -------------                    -------------

         11 months or less                               0%
         1 year                                         50%
         Each additional month after 1 yea      1/12 of 50%
         After total of 2 years                        100%

Shares which have not yet vested shall be forfeited if the Peck ceases to have a work affiliation with Ixion for any reason, with or without cause, including without limitation, a termination by resignation, removal, death, disability.

         4. The certificate will bear the following legend, or a legend to the following effect:

               These shares have not been registered under the Securities Act of 1933, and may not be sold, transferred, pledged, or hypothecated, except pursuant to registration under such Act or pursuant to an available exemption from registration under said Act. The pledge or other encumbrance or the sale, assignment, transfer, or other disposition of this certificate and the shares of stock represented thereby are also subject to the terms of certain restrictions adopted by resolution of the Board of Directors of the Company on July 14, 2000. The holder of this certificate, by the acceptance hereof, assents to and agrees to be bound by the provisions of such resolution. A copy of such resolution is on file at the offices of Ixion Biotechnology, Inc.

         5. In consideration of the issuance of the Shares and the payment of the $84,000, Peck, on behalf of himself, his heirs, legal representatives, successors, and assigns, releases and discharges, jointly and severally, Ixion and Qvestor, their officers, directors, employees, shareholders, agents, attorneys, representatives, affiliates, successors, and assigns, from any and all claims or actions of any kind, character or nature whatsoever, which he had, or now has, or may hereafter have, known or unknown, suspected or unsuspected, by reason of any matter, fact, agreement, contract, commitment, or understanding of any conceivable kind and character whatsoever in existence on or before July 14, 2000, arising out of or related to the Plan, or the termination thereof and this agreement and release.

         6. The releases of the parties hereto do not extend to breaches of this agreement and release.

         7. This agreement and release contains the entire agreement between the parties and supersedes any prior written or oral agreement. This agreement and release cannot be altered or amended except in writing, signed by the parties, shall be construed in accordance with the laws of the State of Florida. If any provision of this agreement and release shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, but this agreement and release shall, in such event, be construed as if such invalid or unenforceable provision had never been contained herein.

         IN WITNESS WHEREOF, the parties have set their hand and seal as of the



         Signed:        /S/                 Dated:      7-14-00
                 -----------------                 -----------------
                  David C. Peck





         Ixion Biotechnology, Inc.          Dated:       7/14/00
                                                    -----------------



         By:           /S/
             ----------------------
                Weaver H. Gaines
                Chairman and Chief Executive Officer

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